Exhibit 10.1

AMENDMENT TO SECURITIES
PURCHASE AGREEMENT

AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of December 20, 2010, by and among E 2 INVESTMENTS, LLC (“E 2”), a Florida Limited Liability Company, the (“Buyer”) and HARLIS TRUST, a REVOCABLE TRUST, the (“Seller”).

RECITALS

WHEREAS, Buyer and Seller have previously entered into a Securities Purchase Agreement, dated as of November 10, 2009 (the “Securities Purchase Agreement”) (capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Securities Purchase Agreement); and

WHEREAS, Buyer and Seller wish to amend the Securities Purchase Agreement as provided herein;

NOW, THEREFORE, in connection with and in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Buyer and the Seller hereby agree as follows:

1.           Section 1.3 of the Securities Purchase Agreement is hereby amended to read as follows:

1.3.3 A payment in the amount of Ten Thousand Dollars ($10,000.00) shall be sent via wire transfer of immediately available funds to the account or accounts of the Seller specified by the Seller upon execution of this Agreement; and

1.3.4 A payment in the amount of Ten Thousand Dollars ($10,000.00) shall be sent via wire transfer of immediately available funds to the account or accounts of the Seller specified by the Seller on or before January 31, 2011. Upon receipt of payment, all funds due to Seller shall be satisfied in full.

2.           Buyer and Seller agree and acknowledge that the payments dictated in Sections 1.3.1 and 1.3.2 have been completed.

3.           Section 2.3(c) of the Securities Purchase Agreement is hereby amended to read in its entirety as follows:

  "(c)            The Buyers agree not to seek indemnification against you with respect to those items specifically described in said certified list defined in section 2.1.b.6."

4.           Upon execution of this Agreement, the following documents shall be executed and delivered to the respective parties:

a. to the Buyer:

(i)
An assignment of all Leases and Right of Ways from Wilon Gathering, Inc. and/or Harry Thompson to US Natural Gas Corp on property located in Wayne County, West Virginia. Buyer shall prepare the assignments and shall be responsible for all costs associated with recording assignments with the appropriate governmental agencies.

(ii)	The original Promissory Note issued by Buyer in the amount of $396,500.00 stamped PAID IN FULL.

b. to the Seller:

(i)
an executed assignment of the Deed of the Trust from SLMI Holdings, LLC to SLMI Options, LLC for the property located in Hamilton County, Tennessee and referenced in Section 2.2.a.2 of the Securities Purchase Agreement. Seller shall be shall be responsible for all costs associated with recording the assignment with the appropriate governmental agency.

(ii)
the original three Deeds of Trust between SLMI Holdings, LLC and Harlis Trust/Harry Thompson, which were later assigned to SLMI Options, LLC, stamped PAID IN FULL and an executed Release of Deed of Trust.

Except as provided herein, the Stock Purchase Agreement shall remain unamended and in full force and effect.

IN WITNESS WHEREOF, the parties have duly and validly executed this Agreement as of the date first above written.

E 2 INVESTMENTS, LLC

By:	/s/
Name:	Wayne Anderson
Title:	President

HARLIS TRUST

By:
Name:	Harry Thompson
Title:	Trustee